SONOS

Fellow shareholders,

February 6, 2019

We made good progress this quarter towards our goal of driving sustainable, profitable growth over the long-term. Q1 FY2019 was the most profitable quarter in Sonos history thanks to record sales and increased efficiency.

- We generated $496 million in Q1 FY2019 revenue, or 6% year-over-year growth.
- We delivered adjusted EBITDA of $87 million, or 34% year-over-year growth and a 17.6% adjusted EBITDA margin.
- We earned $61.7 million of net income, or 12.4% of revenue.

We also surpassed another milestone – Sonos is now helping more than eight million homes listen better.

Our home theater portfolio, led by our recently launched Sonos Beam, was a big growth driver in Q1 FY2019, achieving period-over-period revenue growth of 42%. Our home theater products earned two of the top three market share positions by dollar value in the United States according to NPD, three of the top four value share positions in the United Kingdom and four of the top eight value share positions in Germany according to GfK.[1]


HAY
SONOS

Our Hay partnership was featured in approximately 600 news articles and generated nearly 4 billion impressions.

Our belief heading into Q1 FY2019 was that many consumers in North America had gotten a taste of voice and music streaming through low cost, commodity devices, but were ultimately underwhelmed with the sound quality and overall experience. We believed some of these consumers would be looking to upgrade to Sonos. Our thesis began to play out in Q1 FY2019 as Sonos One units sold increased 23% period-over-period.

We saw voice adoption begin to accelerate in Europe this holiday season, particularly as Google brought The Google Assistant to several European countries. However, similar to last year's trends in the United States where the overwhelming majority of products were priced below $100, product volumes in Europe were skewed heavily to low-priced speakers.

So, while we believe we benefited from consumers upgrading to Sonos in North America, our growth in Europe was slower as voice is in an earlier stage of adoption. As European consumers increasingly embrace voice technology, we are optimistic we will benefit from a similar step-up trend in Europe in the future.

The quarter provided an important proof-point in our sustainable profitable growth strategy. We were able to deliver 8% constant-currency revenue growth despite reducing sales and marketing expenses by $28 million period-over-period, driving sales and marketing as a percentage of revenue from 20.1% in Q1 FY2018 to 13.3% in Q1 FY2019.



The Sonos Beastie Boys limited edition Play:5.

While focused on increasing operating efficiency, we continue to drive brand impact with programs like our special edition Beastie Boys PLAY:5, which drove strong global media and customer interest while aligning our brand with a relevant cultural moment. The special edition speakers sold out in six minutes in the United States.

[1] The NPD Group, Inc., U.S. Retail Tracking Service, soundbars, based on dollar share, October – December 2018. GfK Point of Sales Tracking, soundbars purchased in the UK and Germany, October – December 2018.

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Energizing Installed Solutions Sonos’ first products powered or enabled passive, wired speakers to play digital music wirelessly. These products were sold to professionals who specialized in installing audio and video systems in homes. We refer to this group of partners as the Installed Solutions (IS) channel. In many ways, these people helped to establish the first wave of Sonos as they connected our technology solutions with homes all over the world. Integrators have always looked for simple, high-quality audio solutions that just work, and for many years, Sonos has been the leading solution. Over time, this channel has delivered the highest Net Promoter Scores and highest revenue per household within our customer base. Given The new Sonos customer and channel feedback, we saw an opportunity to bring more Amp is a powerful and versatile home innovation and increase sales through the introduction of a new product, audio hub that fully Sonos Amp. We launched the Sonos Amp in limited quantities in North integrates wired speakers into the America last quarter, and it will be available globally by the end of Sonos wireless system and is 2x as February. powerful as its predecessor. Our component products have been the brains and power behind wireless home audio in millions of homes. However, we have been missing a significant revenue attach opportunity for over a decade. A typical custom integrator’s home audio installation could include four to six CONNECT:AMPs connected to eight to twelve passive, wired speakers from a legacy audio brand. To deliver an integrated solution and capture a broader market opportunity, we developed Sonos Architectural by Sonance, an all-new collection of installed, passive speakers designed and optimized for Sonos Amp. Sonos In-Wall and In-Ceiling by Sonance are available for pre-order on sonos.com now, with general availability to begin on February 26th. General availability for Sonos Outdoor by Sonance will follow in April. Sonos partnered with industry leader Sonance to create a collection of installed, passive speakers designed and optimized for Sonos Amp. 2

SONOS

Like all Sonos products, the Sonos Architectural by Sonance speakers have been thoughtfully designed to put sound experience first, regardless of where you're listening. When paired with Sonos Amp, the In-Ceiling and In-Wall speakers' unique hardware signature unlocks Trueplay™ which accounts for the size, construction and furnishings of the room where the speakers are placed and automatically adjusts the EQ for optimal sound. The Outdoor speaker is the first Sonos speaker designed for outdoor use.

With a shared commitment to superior sound and great design, Sonos and Sonance produced speakers that disappear into any space and yet deliver a transformative sound experience.



- The $599/pair In-Ceiling speakers bring music into any room and are ideal for spacious, ambient listening. They also feature specially designed round, or optional square, grilles that can be painted to match the ceiling.

- The $599/pair In-Wall speakers bring targeted, immersive sound for home theater. Like the In-Ceiling speakers, these speakers feature specially designed grilles that can be painted to match the wall.

- The $799/pair Outdoor speakers withstand the elements to deliver rich sound outside the home. These outdoor speakers are engineered to withstand humidity, water, salt spray, heat, UV rays and freezing temperatures.

FY 2019 outlook

We are reaffirming the full-year FY19 guidance we established in November.

Reduced sell-through velocity toward the end of Q1 FY2019 created higher channel inventory levels than we would have liked heading into Q2 FY2019. This elevated channel inventory and our production schedule with IKEA starting in Q3 FY2019 instead of Q2 FY2019 will impact Q2 revenue but does not alter our full-year revenue or adjusted EBITDA outlook.

	Long-term target	**FY2019 Outlook**
(dollars in millions)		
Revenue growth	10%+	10 - 12%
Revenue range		$1,250 - $1,275
Adjusted EBITDA growth	20%	20 - 27%
Adjusted EBITDA range		$83 - $88

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In closing, I want to take a moment to recognize and thank our CFO, Mike Giannetto, who will be retiring later this year after more than seven years with Sonos. Mike has been instrumental in getting us to a place of financial stability and operational excellence. He’s built a strong team that will serve Sonos for many years to come. In Mike’s own words: “My time at Sonos has been truly remarkable. It’s a special place, filled with incredibly talented people who all share a love for music and a passion for building great sound experiences. I’ll retire proud of what we’ve accomplished, confident in the future of the business and grateful for the many friends and colleagues I’ve met along the way.” We’ve retained Spencer Stuart, a leading executive search firm, to help us find our next CFO. Mike will help with that search and be around as long as we need him to ensure a smooth transition. We are very thankful for Mike’s many years of service to Sonos! Q1 was another good proof-point that we are doing what we said we’ll do – drive sustainable, profitable growth. We have what I believe to be the most compelling long-term hardware and software roadmap since I’ve been at Sonos. This year we will globally launch the Sonos Amp and our architectural speaker lineup, we’ll bring Google Assistant to customers and we’ll unveil more details about our partnership with IKEA and launch the first products. We’ve got an exciting year ahead, and as always, we’re working on a few new things that we’re excited to share with the world before too long! Patrick Spence CEO P.S. In honor of Black History Month, our Black @ Sonos employee resource group put together an inspiring playlist. The 64-track playlist reminds us of the Civil Rights Act of 1964 and music’s influential role in calling for and driving social change. In the words of Sonos U.S. Cultural Marketing lead, Jamaal Layne, “The driving force behind the playlist is today’s youth. These songs should evoke strong feelings and let the youth know that they are the answer to everything going on in the world today.” Now Playing at Sonos 4

SONOS

Financial summary

Q1 FY2019 results (three months ended December 29, 2018)

Revenue

In Q1 FY2019 we sold 2,384,581 products, representing 4% growth period-over-period and generated $496 million in revenue. This product growth translated into a 6% increase in revenue compared to Q1 FY2018. In Q1 FY2019, the largest driver impacting our period-over-period revenue growth was the Sonos Beam, which led to an 87% increase in home theater speakers products sold and 42% increase in home theater speakers revenue.

Home theater growth was also supported by the continued strength of SUB which, despite being in market for over six years, grew 32% period-over-period. Wireless speakers products sold decreased 11% and revenue declined 17% compared to Q1 FY2018 due to the removal of the PLAY:3 from our lineup and declining PLAY:5 sales volumes.

Despite declines in older wireless speaker products, Sonos One revenue increased 19% compared to Q1 FY2018, the quarter in which the product launched. Components products sold increased 15% and revenue increased 20% primarily due to Sonos AMP which was launched with limited availability to select partners in the installed solutions channel. AMP will be available worldwide by the end of February 2019.

	Three Months Ended	
	December 29, 2018	**December 30, 2017**
(dollars in thousands)		
Wireless speakers	$225,869	$273,385
Home theater speakers	210,237	148,430
Components	50,905	42,270
Other	9,360	4,865
Total revenue	**$496,371**	**$468,950**

Gross margin

As we outlined in our previous shareholder letter, we anticipated Q1 FY2019 gross margin to be lower than our annual outlook of 40-41% due to holiday season promotional activity. However, our gross margin of 39.3% exceeded our quarterly expectations as we made progress in mitigating component pricing pressure. Our Q1 FY2019 gross margin result is a key driver of our EBITDA outperformance this quarter.

Our Q1 FY2019 gross margin of 39.3% was 2.5 percentage points lower than Q1 FY2018. The period-over-period reduction in gross margin is consistent with our expectations as our product mix has shifted to more recently launched, lower margin products such as Sonos One and Beam.

Operating expenses

Our operating expenses in Q1 FY2019 were $126.8 million, representing 25.5% of revenue for the period. On a comparative basis, operating expenses declined $23.2 million, or 15.4%, compared to Q1 FY2018. Lower operating expenses were primarily driven by a $28.2 million, or 30.0%, reduction in sales and

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marketing spend. Sales and marketing savings resulted from reorganization efforts completed in FY2018 and reduced marketing program spend as we have shifted our focus from traditional paid media to more efficient digital platforms and earned media. Q1 FY2019 operating expense results demonstrate our continued focus on delivering considerable operating leverage in sales and marketing. As compared to Q1 FY2018, sales and marketing expense in Q1 FY2019 declined as a percentage of revenue by 6.8 percentage points to 13.3% of revenue. Research and development spend in Q1 FY2019 increased by $3.6 million, or 10.6%, compared to Q1 FY2018 as we continued to invest in our team, increasing headcount by 16%, in order to deliver our pipeline of new products that will fuel our future growth. General and administrative expenses increased by $1.4 million, or 6.5%, compared to Q1 FY2018, reflecting the investments we have made in personnel to create the infrastructure necessary to support a public company. Q&A conference call webcast – 5 p.m. EST on February 6, 2019 The Company will host a webcast of its conference call and Q&A related to Q1 FY2019 results on February 6, 2019 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx. An archived webcast of the conference call will also be available at https://investors.sonos.com/news-and-events/default.aspx following the call. The conference call may also be accessed by dialing (877) 683-0503, with conference ID 2141828. Participants outside the U.S. can dial toll-free (647) 689-5442. 6

Condensed consolidated statements of operations and comprehensive income (unaudited, dollars in thousands, except share and per share amounts) Three Months Ended December 29, December 30, 2018 2017 Revenue $ 496,371 $ 468,950 Cost of revenue 301,082 272,749 Gross profit 195,289 196,201 Operating expenses Research and development 37,095 33,529 Sales and marketing 65,852 94,025 General and administrative 23,823 22,374 Total operating expenses 126,770 149,928 Operating income 68,519 46,273 Other income (expense), net Interest expense, net (398) (1,166) Other income (expense), net (3,999) 622 Total other income (expense), net (4,397) (544) Income before provision for income taxes 64,122 45,729 Provision for income taxes 2,455 32 Net income $ 61,667 $ 45,697 Net income attributable to common stockholders - basic $ 61,667 $ 24,734 Net income attributable to common stockholders - diluted $ 61,667 $ 26,633 Net income per share attributable to common stockholders - basic $ 0.62 $ 0.42 Net income per share attributable to common stockholders - diluted $ 0.55 $ 0.36 Weighted-average shares used in computing net income per share attributable to common stockholders - basic 100,148,106 58,772,641 Weighted-average shares used in computing net income per share attributable to common stockholders - diluted 112,088,672 73,546,144 Total comprehensive income Net income $ 61,667 $ 45,697 Change in foreign currency translation adjustment, net of tax 509 379 Comprehensive income $ 62,176 $ 46,076 7

Condensed consolidated balance sheets (unaudited, dollars in thousands, except par values) As of December 29, September 29, 2018 2018 Assets Current assets: Cash and cash equivalents $ 307,373 $ 220,930 Restricted cash 187 190 Accounts receivable, net of allowances 121,654 73,214 Inventories 109,850 193,193 Prepaids and other current assets 13,196 10,073 Total current assets 552,260 497,600 Property and equipment, net 79,327 85,371 Deferred tax assets 699 941 Other noncurrent assets 3,500 3,586 Total assets $ 635,786 $ 587,498 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 149,199 $ 195,159 Accrued expenses 59,871 38,687 Accrued compensation 18,782 33,371 Short-term debt 8,333 6,667 Deferred revenue 12,621 11,615 Other current liabilities 22,784 10,858 Total current liabilities 271,590 296,357 Long-term debt 31,449 33,097 Deferred revenue 42,832 39,352 Other noncurrent liabilities 9,887 10,334 Total liabilities 355,758 379,140 Stockholders’ equity: Common stock, $0.001 par value 101 101 Treasury stock (11,072) (11,072) Additional paid-in capital 434,111 424,617 Accumulated deficit (141,944) (203,611) Accumulated other comprehensive loss (1,168) (1,677) Total stockholders’ equity 280,028 208,358 Total liabilities and stockholders’ equity $ 635,786 $ 587,498 8

Condensed consolidated statements of cash flows (unaudited, dollars in thousands) Three Months Ended December 29, December 30, 2018 2017 Cash flows from operating activities Net income $ 61,667 $ 45,697 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 9,867 9,546 Stock-based compensation expense 9,032 9,537 Other 475 182 Deferred income taxes 226 65 Foreign currency transaction (gain) loss 1,318 (615) Changes in operating assets and liabilities: Accounts receivable, net (49,324) (18,230) Inventories, net 81,621 9,956 Other assets (3,092) (574) Accounts payable and accrued expenses (21,413) 21,684 Accrued compensation (14,450) (15,200) Deferred revenue 4,598 3,384 Other liabilities 11,525 2,535 Net cash provided by operating activities 92,050 67,967 Cash flows from investing activities Purchases of property and equipment (5,372) (12,410) Net cash used in investing activities (5,372) (12,410) Cash flows from financing activities Proceeds from borrowings, net of borrowing costs — 30,000 Repayments of borrowings — (30,000) Payments for purchase of treasury stock — (655) Proceeds from exercise of common stock options 462 2,280 Payments of offering costs (567) — Net cash provided by (used in) financing activities (105) 1,625 Effect of exchange rate changes on cash, cash equivalents and restricted cash (133) 652 Net increase (decrease) in cash, cash equivalents and restricted cash 86,440 57,834 Cash, cash equivalents and restricted cash Beginning of period 221,120 130,788 End of period $ 307,560 $ 188,622 Supplemental disclosure Cash paid for interest $ 658 $ 1,249 Cash paid for taxes, net of refunds $ 1,312 $ 192 Supplemental disclosure of non-cash investing and financing activities Purchases of property and equipment in accounts payable and accrued expenses $ 2,803 $ 6,479 Deferred offering costs in accounts payable and accrued expenses $ 18 $ 1,604 9

Stock-based compensation (unaudited, in thousands) Three Months Ended December 29, December 30, 2018 2017 Cost of revenue $ 184 $ 56 Research and development 3,604 3,381 Sales and marketing 2,681 3,986 General and administrative 2,563 2,114 Total stock-based compensation expense $ 9,032 $ 9,537 Non-GAAP reconciliation (unaudited, in thousands) Three Months Ended December 29, December 30, 2018 2017 Net income $ 61,667 $ 45,697 Depreciation 9,867 9,546 Stock-based compensation expense 9,032 9,537 Interest expense, net 398 1,166 Other (income) expense, net 3,999 (622) Provision for (benefit from) income taxes 2,455 32 Adjusted EBITDA $ 87,418 $ 65,356 Revenue $ 496,371 $ 468,950 Adjusted EBITDA margin 17.6% 13.9% 10

Use of Non-GAAP Measures We have provided in this letter financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”). These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non- GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation, stock-based compensation expense, interest expense, net, other income (expense), net and provision for (benefit from) income taxes. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook. Forward Looking Statements This letter contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 28, 2019 and long-term outlook, long-term focus, financial, growth and business strategies, growth metrics, product launches, new partnerships and platform features, direct-to-consumer channel expansion, brand awareness efforts, voice adoption in Europe, total market growth and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to our ability to successfully introduce new products and maintain the success of our existing products; the success of our financial, growth and business strategies; the success of new partnerships and additions to our platform; our ability to meet growth targets; the success of our efforts to expand our direct-to-consumer channel and improve brand awareness; our expectations of seasonality and other factors variability in our financial results; our ability to manage our international expansion; the expansion of streaming music use; and the other risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018 filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2018, a copy of which is available free of charge at the SEC’s’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this letter, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. 11